EXHIBIT 99.1

28405 Van Dyke Avenue Warren, Michigan 48093 www.AssetAcceptance.com

Contact:

FTI Consulting

Daniel Hoey

312-553-6718 / Daniel.Hoey@FTIConsulting.com

Asset Acceptance Capital Corp. Announces FTC Consent Decree

Warren, Mich., January 30, 2012 – Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, announced today that its subsidiary, Asset Acceptance, LLC, has resolved an FTC investigation of the Company’s practices under the Federal Trade Commission Act, Fair Debt Collection Practices Act and Fair Credit Reporting Act. As part of the consent decree Asset Acceptance, LLC has agreed to undertake industry-leading consumer protection practices and to pay a civil penalty of $2.5 million. The consent decree ends an FTC investigation begun in February 2006, without any admission by Asset Acceptance of the FTC’s claims. The Company does not expect the operational requirements of the consent decree to have a material adverse effect on its business.

Rion Needs, President & CEO, stated “Asset Acceptance is an industry leader in the amount of information we give consumers. This agreement gives consumers even more visibility into how we will work with them and sets new standards for the industry. We are pleased to have this matter behind us, and to have clarity on the FTC’s policies and expectations of the debt collection industry. As we have already implemented many of the requirements of the consent decree, we now welcome the opportunity to work with the FTC to make these measures the new standards in debt collection.”

The Company had previously recorded accruals related to the $2.5 million settlement of $1,250,000 in the fourth quarter of 2010 and $1,250,000 in the third quarter of 2011. For more information on the consent decree, please visit www.AssetAcceptance.com for a list of frequently asked questions.

About Asset Acceptance Capital Corp.

For 50 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.

Asset Acceptance Capital Corp. Safe Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables, collections and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include reference to the Company’s presentations and webcasts. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements.

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There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. These Risk Factors include the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding risk factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Factors that could affect our results and cause them to materially differ from those contained in the forward-looking statements include the following:

•	our ability to maintain existing, and to secure additional financing on acceptable terms;

•	failure to comply with government regulation;

•	our ability to purchase charged-off receivable portfolios on acceptable terms and in sufficient amounts;

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a decrease in collections if changes in or enforcement of debt collection laws impair our ability to collect, including any unknown ramifications from the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the costs, uncertainties and other effects of legal and administrative proceedings impacting our ability to collect on judgments in our favor;

•	ongoing risks of litigation in our litigious industry, including individual and class actions under consumer credit, collections and other laws;

•	a decrease in collections as a result of negative attention or news regarding the debt collection industry and debtors’ willingness to pay the debt we acquire;

•	instability in the financial markets and continued economic weakness limiting our ability to access capital and to acquire and collect on charged-off receivable portfolios;

•	concentration of a significant portion of our portfolio purchases during any period with a small number of sellers;

•	our ability to respond to changes in technology to remain competitive;

•	our ability to substantiate our application of tax rules against examinations and challenges made by tax authorities;

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our ability to make reasonable estimates of the timing and amount of future cash receipts and assumptions underlying the calculation of the net impairment charges or IRR increases for purposes of recording purchased receivable revenues;

•	our ability to collect sufficient amounts from our purchases of charged-off receivable portfolios;

•	our ability to diversify beyond collecting on our purchased receivables portfolios into ancillary lines of business;

•	our ability to successfully hire, train, integrate into our collections operations and retain in-house account representatives;

•	our ability to acquire and to collect on charged-off receivable portfolios in industries in which we have little or no experience;

•	any significant and unanticipated changes in circumstances leading to goodwill impairment could adversely impact earnings and reduce our net worth; and

•	other unanticipated events and conditions that may hinder our ability to compete.

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Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.

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